Exhibit 3.1
CERTIFICATE OF AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION
OF
SONOS, INC.

Sonos, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, does hereby certify:
A.    This Certificate of Amendment (this “Certificate of Amendment”) amends the provisions of the Restated Certificate of Incorporation of the Corporation, as filed with the Secretary of State of the State of Delaware on March 17, 2025 (the “Restated Certificate of Incorporation”).
B.    This Certificate of Amendment was duly adopted by the Board of Directors of the Corporation and by the stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.
C. Article V of the Restated Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:
ARTICLE V: AMENDMENT OF BYLAWS
The Board shall have the power to adopt, amend or repeal the Bylaws of the Corporation (the “Bylaws”). Any adoption, amendment or repeal of the Bylaws by the Board shall require the approval of a majority of the Whole Board. For purposes of this Restated Certificate of Incorporation, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. Notwithstanding any other provision of this Restated Certificate of Incorporation (including any Certificate of Designation) or any provision of law that might otherwise permit a lesser or no vote, but in addition to any vote of the holders of any class or series of stock of the Corporation required by applicable law or by this Restated Certificate of Incorporation (including any Preferred Stock issued pursuant to any Certificate of Designation), the stockholders shall also have power to adopt, amend or repeal the Bylaws by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
D. Sections 3, 4 and 5 of Article VI of the Restated Certificate of Incorporation are hereby amended and restated in their entirety to read as follows:
3. Terms of Directors. Commencing with the election of directors at the annual meeting of stockholders to be held in 2027, subject to the special rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the Board (other than those directors elected by the holders of any series of Preferred Stock) shall be classified into two classes: Class II and Class I, with the Class I directors consisting of those directors whose terms expire at the annual meeting of stockholders to be held in 2028 and the Class II directors consisting of those directors whose terms expire at the annual meeting of stockholders to be held in 2029. The successors of the directors whose terms expire at the annual meeting of stockholders to be held in 2027 shall be elected to Class I with a term expiring at the annual meeting of stockholders to be held in 2028. Commencing with the election of directors at the annual meeting of stockholders to be held in 2028, there shall be a single class of directors, Class I, with all directors of such class having a term that expires at the annual meeting of stockholders to be held in 2029. The successors of the directors who, immediately prior to the annual meeting of stockholders to be held in 2028, were members of Class I (and whose terms expire at the annual meeting of stockholders to be held in 2028) shall be elected to Class I for a term that expires at the annual meeting of stockholders to be held in 2029, and the directors who, immediately prior to the annual meeting of stockholders to be held in 2028, were members of Class II and whose terms were scheduled to expire at the annual meeting of stockholders to be held in 2029 shall become Class I directors with a term expiring at the annual meeting of stockholders to be held in 2029. From and after the election of directors at the annual meeting of stockholders to be held in 2029, the Board shall cease to be classified, and the directors elected at the annual meeting of stockholders to be held in 2029 (and each annual meeting of stockholders thereafter) shall be elected for terms expiring at the next succeeding annual meeting of stockholders. Each director shall hold office until the annual meeting at which such director’s term expires and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation, disqualification or removal. Any director may resign at any time upon notice to the Corporation given in writing or by any electronic transmission permitted by the Bylaws.

4. Removal of Directors. Subject to the special rights of the holders of any series of Preferred Stock, through the annual meeting of stockholders to be held in 2029, no director may be removed from the Board except for cause and only by the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors voting together as a single class; thereafter, the directors of the Corporation may be removed from office with or without cause by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, at a meeting of the stockholders called for that purpose.

5. Vacancies and Newly Created Directorships. Subject to the special rights of the holders of any series of Preferred Stock to elect directors, any vacancy occurring in the Board for any cause, and any newly created directorship resulting from any increase in the authorized number of directors, shall, unless (a) the Board determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders or (b) as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for a term expiring at the next annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified, or until such director’s earlier death, resignation, disqualification or removal. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

E. Article X of the Restated Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

ARTICLE X: AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend or repeal any provision contained in this Restated Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Restated Certificate of Incorporation (including any Certificate of Designation) or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of the Corporation required by law or by this Restated Certificate of Incorporation (including any Certificate of Designation), and subject to Section 1 and 2.1 of Article IV, the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal or adopt any provision of this Restated Certificate of Incorporation.

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to be executed by the officer below this 10th day of March, 2026.

SONOS, INC.
By:     /s/ Eddie Lazarus
Name:    Eddie Lazarus
Title:    Chief Legal and Business Development Officer